SPECIAL MEETING OF STOCKHOLDERS OF

PHARMACOPEIA, INC.

[  ], 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030000300000000000 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1.

To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 24, 2008, by and among Ligand Pharmaceuticals Incorporated, Margaux Acquisition Corp., Latour Acquisition, LLC and Pharmacopeia, Inc., pursuant to which Margaux will merge with and into Pharmacopeia, with Pharmacopeia being the surviving corporation, and subsequently Pharmacopeia will merge with and into Latour, with Latour being the surviving entity and a wholly-owned subsidiary of Ligand.

	☐	☐	☐

2.

To consider and vote upon a proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

PHARMACOPEIA, INC.

[  ], 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ACCOUNT NUMBER

COMPANY NUMBER

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.

00030000300000000000 1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN

1.

To consider and vote upon a proposal to adopt the  Agreement and Plan of Merger, dated as of September 24, 2008, by and among Ligand Pharmaceuticals Incorporated, Margaux Acquisition Corp., Latour Acquisition, LLC and Pharmacopeia, Inc., pursuant to which Margaux will merge with and into Pharmacopeia, with Pharmacopeia being the surviving corporation, and subsequently Pharmacopeia will merge with and into Latour, with Latour being the surviving entity and a wholly-owned subsidiary of Ligand.

	☐	☐	☐

2.

To consider and vote upon a proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

PHARMACOPEIA, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [ ], 2008

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of PHARMACOPEIA, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated [   ], 2008, and hereby appoints Joseph A. Mollica, Ph.D. and Brian M. Posner, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of PHARMACOPEIA, INC., to be held on [  ], 2008 at                     , local time, at Pharmacopeia’s offices located at 1002 Eastpark Boulevard, Cranbury, New Jersey 08512 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

(Continued and to be signed on the reverse side)

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